EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 26, 2007 in the Amendment No. 1 to the Registration Statement (File No. 333-145389) and related Prospectus of Claymore Securities Defined Portfolios, Series 431.


                                                          /s/ Grant Thornton LLP

                                                              GRANT THORNTON LLP

Chicago, Illinois
September 26, 2007